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                                                                  EXHIBIT 3.1(a)

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         WHEELING-PITTSBURGH CORPORATION

    Incorporated pursuant to a Certificate of Incorporation initially filed with the Secretary of State of the State of Delaware on June 27, 1920
                    Under the Name Wheeling Steel Corporation

      Wheeling-Pittsburgh Corporation, a Delaware corporation, hereby certifies that this Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), and notice thereof has been given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware:

      FIRST: The name of the Corporation is Wheeling-Pittsburgh Corporation.

      SECOND: The address of the Corporation's registered offices in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the city of Wilmington, County of New Castle, 19801. The name and address of the Corporation's registered agent at such address is The Corporation Trust Company.

      THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are as follows:

      To engage in any manufacturing, construction, mercantile, selling, management, service or other business, operation or activity, and to promote any activity which may be lawfully carried on by a corporation organized under the DGCL, whether or not related to the foregoing, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the DGCL.

      FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000 shares, consisting solely of:

      80,000,000 shares of common stock, par value $.01 per share ("Common Stock"); and

      20,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock").

      The Corporation shall not issue any nonvoting equity securities to the extent prohibited by section 1123 of title 11 of the United States Code (the "Bankruptcy Code") as
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in effect on the effective date of the Plan of Reorganization approved in connection with Case Nos. 00-43394 to 00-43402, jointly administered in the United States Bankruptcy Court, Northern District of Ohio (the "Plan of Reorganization"); provided, however, that this paragraph (a) will have no further force and effect beyond that required under section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with such applicable law as from time to time may be in effect.

      The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect of each class of capital stock of the Corporation.

      A. COMMON STOCK.

      1. General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

      2. Voting. Except as provided herein, the holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

      3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

      4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock.

      B. PREFERRED STOCK.

      Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications and restrictions, if any, of such preferences and rights, as are stated or expressed in the resolution or resolutions of the Board of Directors providing for such series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided in such resolution or resolutions.

      Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions to determine and fix the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications and


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restrictions, if any, of such preferences and rights, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of Preferred Stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation or issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with, or be junior to the Preferred Stock of any other series, all to the fullest extent permitted by law. No resolution, vote, or consent of the holders of the capital stock of the Corporation shall be required in connection with the creation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Second Amended and Restated Certificate of Incorporation, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of the Corporation. Notwithstanding the foregoing, no class or series of Preferred Stock shall be authorized for issuance in connection with the adoption by the Corporation of what is commonly known as a "poison pill" plan or any similar shareholders rights plan unless such plan is first approved (a) by at least a majority of all of the members of the Board of Directors and by the holders of the voting stock of the Corporation or (b) by at least two-thirds (2/3rds) of all of the members of the Board of Directors.

      Any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in them by this Article Fourth shall be set forth in a certificate of designation along with the number of shares of stock of such series as to which the resolution or resolutions shall apply and such certificate shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the General Corporation Law of the State of Delaware. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a certificate likewise executed, acknowledged, filed and recorded, setting forth a statement that a specified increase or decrease therein has been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors. In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions. When no shares of any such class or series are outstanding, either because none were issued or because none remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that none of the authorized shares of such class or series are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to such class or series, may be executed, acknowledged, filed and recorded in the same manner as previously described and it shall have the effect of eliminating from the certificate of incorporation all matters set forth in the certificate of designations with respect to such class or series of stock. If no shares of any such class or series established by a resolution or resolutions adopted by the Board of Directors have been issued, the voting powers, designations, preferences and relative, participating, optional or other rights, if any, with the qualifications, limitations or


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restrictions thereof, may be amended by a resolution or resolutions adopted by the Board of Directors. In the event of any such amendment, a certificate which
(i) states that no shares of such class or series have been issued, (ii) sets forth the copy of the amending resolution or resolutions and (iii) if the designation of such class or series is being changed, indicates the original designation and the new designation, shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the General Corporation Law of the State of Delaware.

      FIFTH: This provision is inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and is in furtherance and not in limitation of the powers conferred upon the Corporation by statute. The Board of Directors shall have the power and authority: (i) to adopt, amend or repeal By-Laws of the Corporation, subject only to such limitations, if any, as may be from time to time imposed by other provisions of this Certificate, by law, or by the By-Laws; and (ii) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith.

      SIXTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Sixth shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transactions from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

      SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.


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      Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article Seventh, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

      The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors.

      The indemnification rights provided in this Article Seventh (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article Seventh.

      EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority of the number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

      NINTH: The Board of Directors, when considering a tender offer or merger or acquisition proposal, shall take into account potential economic benefits to stockholders, including without limitation, a comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the Corporation's capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the


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estimated future value of the Corporation as an independent entity and may take into account such other factors as the Board of Directors deems appropriate in exercising its fiduciary duties.

      TENTH: Any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, and not by written consent in lieu of such a meeting, and special meetings of stockholders may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors.

      ELEVENTH: Notwithstanding anything to the contrary set forth herein (including, without limitation, Article THIRD hereof):

      (a) The Corporation shall not have the power to approve a "permanent shutdown of any plant, department or substantial portion thereof" of Wheeling - Pittsburgh Steel Corporation ("WPSC"), as such quoted phrase is used in the defined benefit pension plan (the "WHX Pension Plan") sponsored by WHX Corporation (such corporation or its successor, if any, "WHX") (a "WPSC Permanent Shutdown"), without (i) providing WHX and the Pension Benefit Guaranty Corporation (such corporation or its successor, if any, the "PBGC") with at least sixty (60) days advance written notice thereof and (ii) obtaining the approval of such WPSC Permanent Shutdown by the affirmative vote of at least a majority of the entire Board of Directors (including at least a majority of the Independent Director(s) (as defined below)) of the Corporation. No officer of the Corporation shall take any action to effect a WPSC Permanent Shutdown, unless all of the conditions set forth in the immediately preceding sentence have been satisfied.

      (b) The Board of Directors of the Corporation shall at all times include at least one independent director (each such person, an "Independent Director"), as such term is used in Rule 303 of the Rules of the New York Stock Exchange as such Rule is in existence on the date of filing of this Certificate of Incorporation or as such Rule may be subsequently amended, supplemented or restated from time to time.

      (c) The Board of Directors of the Corporation (i) shall cause the Corporation to adopt and implement, within sixty (60) days of the filing of this Certificate of Incorporation, reasonable procedures and policies reasonably calculated to attain compliance with the obligations and responsibilities of the Corporation and, for so long as the Corporation possesses, directly or indirectly, the power to direct or cause the direction of management or policies of WPSC, WPSC set forth in the Agreement, dated as of July 31, 2003, among the Corporation, WPSC, WHX, the PBGC and the United Steelworkers of America, AFL-CIO-CLC and (ii) shall annually review such policies and procedures.

      (d) No portion of this Article Eleventh may be modified or amended in any way until the first to occur of (i) the tenth anniversary of the date of filing of this Certificate of Incorporation, or (ii) the termination of the WHX Pension Plan in accordance with Title IV of the Employee Retirement Income Security Act of 1974, as amended, or (iii) the


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Corporation's receipt from the PBGC of written authorization of the proposed modification or amendment; provided, that this Article Eleventh shall be inapplicable upon the first to occur of (A) the occurrence of either of the events specified in clauses (i) or (ii), or (B) the Corporation's receipt from the PBGC of written approval of the inapplicability of this Article Eleventh, or
(C) the Corporation's ceasing to possess, directly or indirectly, the power to direct or cause the direction of management or policies of WPSC (whether through ownership of securities, by contract or otherwise).

      Executed on July 31, 2003


                                           WHEELING-PITTSBURGH CORPORATION


                                           By:       /s/ John W. Testa
                                              -------------------------------
                                              Name:  John W. Testa
                                              Title: Vice President


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